  EXHIBIT 99.5

TPT Global Tech, Inc. Signs Joint Venture Agreement with India's Alpha Design Technologies To Launch Subsidiary TPT Alpha Design Establishing Combined Operations In the United States

The Joint Venture Agreement with Alpha Design Technologies Private Limited of India, With Gross annual Revenues of $150 Million, Covers Investment, Business Development, Designing, Developing, Manufacturing And Operating Global Projects Primarily Across Aerospace, Space Satellite Systems, Telecommunications and Smart City Projects Across Global Markets Including The United States

SAN DIEGO, CA / ACCESSWIRE / October 13, 2021 / TPT Global Tech, Inc. (“TPTW” or “TPT Global Tech”) (OTCQB:TPTW) www.tptglobaltech.com headquartered in San Diego, California, a technology-based company with divisions providing telecommunications, medical technology, media content for domestic and international syndication, today announced that it has signed a joint venture agreement with Alpha Design Technologies Private Limited https://www.adtl.co.in/ of India to create TPT Alpha Design in the US. The JV Agreement covers Alpha's interests in business development, designing, developing, manufacturing and operating global projects primarily across aerospace, space satellite systems, telecommunications and smart city projects across global markets with a focus on the United States.

Under the Agreement, TPT Global Tech, Inc. will set up a group subsidiary in collaboration with Alpha Design Technologies. TPT Global Tech and its group subsidiary will be involved with the manufacture, design, and management of space satellite systems capabilities giving TPT Global Tech a highly sought after ability to participate in such projects in the US and across global markets. Additionally, under the JV agreement, TPT Global Tech's new business entity will focus on facilitating end-to-end new business opportunities in the US$ 366 billion satellite systems industry.

Alpha Design Technologies Private Limited (ADTL) is a USD $150 million in revenues per year company that was established to put into action the ‘Made in India' policy of the Government of India. ADTL specializes in R&D, manufacture, assembly, testing, qualification, integration & installation of defence electronics, avionics & space satellite systems. ADTL was established in Bangalore in 2004. The Company is structured to offer a wide range of products to the Indian and International Satellite, Aerospace and Defence Markets. ADTL's management, operations and production executives are skilled technicians that combine a wealth of experience in all facets of defence technology including R&D, manufacture, quality assurance, evaluation and system integration. Adani Group, which is a USD $99 billion diversified organization based in India, owns a majority stake in the company after it acquired Alpha Design Technologies Private Limited in 2019.

Corporate Video: https://www.youtube.com/watch?v=7WZ1NTOueOA&t=2s

“TPT Global Tech and Alpha Design Technologies have come together to incorporate a JV company called ‘TPT Alpha Design, Inc.' which combines the abilities of both companies in sectors including Telecommunications & 5G Ecosystem Industry, Aerospace & Defence Industry, Electronics & Information Technology Industries,” said TPT CEO Stephen Thomas. “Additionally, TPT Global Tech now has the ability to provide end-to-end manufacturing and services for space satellite systems, Telecommunications, 5G Base stations, Antennas and Broadcast Radios and defence projects. We now qualify for multiple minority set aside programs and projects in the US while at the same time we are in discussions with various countries in the Middle East and African markets for developing and running their space satellite programs. This will be a new and substantial revenue pool for TPT Global Tech through its new subsidiary, TPT Alpha Design.”

1

Mr. Thomas further stated, “This JV company is a true example that the TPT Global Tech team is focused on keeping innovation flowing. We are always on the lookout for new business opportunities. With the additions of Retired General John Wharton and retired Colonel Ernest “Lee” Dunlop, we believe we are positioned to take advantage of an entirely news sector of business opportunities. In the case of Alpha Design Technologies, they will be an ideal partner allowing us to provide A-Z results in terms of manufacturing and services for sectors such as telecommunications, aerospace & defence. We welcome Alpha Design Technologies to the TPT Global Tech family and are anxious to get started.”

Alpha Design Technologies' Chairman & Managing Director, Colonel H. S. Shankar, VSM said, “We are looking forward to collaborating through the US-based JV company as it allows us to support TPT Global Tech in its various projects across the US and other global markets. Our ability to ideate, design, mass manufacture and provide unparalleled service in the space satellite industry along with aerospace and defence happens to be the pivot for this JV company's existence. We are proud to present our services and solutions through TPT Alpha Design as Alpha Design Technologies who is owned by a multi-billion dollar corporation group in India without jeopardizing the flexibility to respond to market requirements in the shortest period. We will now focus on providing all our abilities and services as TPT Alpha Design which makes us a proud partner in this JV.”

Harnish Gajjar, Chief Strategy Officer & Country Director (India) for TPT Global Tech, Inc. said, “This is yet another huge milestone for TPT Global Tech in setting its footprints across global markets including India. There is a lot of business that we are identifying and creating a strong pipeline of new opportunities that will be serviced by TPT Alpha Design, the JV company. We have initiated discussions to create a long-term business plan for TPT Alpha Design and we anticipate in the very near future, you will see various projects and opportunities that TPT Alpha Design will start showcasing as a part of this plan.”

About TPT Global Tech, Inc.

TPT Global Tech, Inc. based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

For more information about how TPT Global Tech's technologies and to schedule a call with CEO Stephen Thomas, please contact Shep Doniger at 561-637-5750 and sdoniger@bdcginc.com. For IR questions, please contact Frank Benedetto at 619-915-9422 fb@miradorconsulting.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as “believes,” “looking ahead,” “anticipates,” “estimates” and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

SOURCE: TPT Global Tech, Inc.

2